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                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

               For Registration of Certain Classes of Securities
                    Pursuant to Section 12(b) or (g) of the
                        Securities Exchange Act of 1934


                          INFOSYS TECHNOLOGIES LIMITED
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            (Exact name of registrant as specified in its charter)

          Republic of India                              58-1760235
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       (State of Incorporation)            (I.R.S. Employer Identification No.)


Electronics City, Hosur Road, Bangalore, Karnataka, India  561 229
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(Address of principal executive offices)                       (ZIP Code)

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [_]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [_]

If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [_]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [_]

Securities Act registration statement file number to which this Form relates:

 ............................................
              (if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

        Title of each class                  Name of each exchange on which
        to be so registered                  each class is to be registered

                None                                      None

 ......................................   .......................................

Securities to be registered pursuant to Section 12(g) of the Act:


                   Equity Shares, par value Rs.10 per share*
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                               (Title of class)


                               (Title of class)

* American Depositary Shares representing the Equity Shares are being registered under the Securities Act of 1933, as amended, pursuant to a separate Registration Statement on Form F-6 and accordingly are exempt from registration under Section 12(g) of the Securities and Exchange Act of 1934, as amended, pursuant to Rule 12g3-2(c) thereunder.
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Information Required in Registration Statement

Item 1.   Description of Registrant's Securities to be Registered

          Incorporated by reference to pages 63 through 66 of the Preliminary Prospectus contained in Registrant's Registration Statement on Form F-
          1. Filed with the Securities and Exchange Commission (the "Commission") on February 11, 1999 (the "F-1 Registration
          Statement").

Item 2.   Exhibits

          The following exhibits are filed as part of this registration statement:


           Exhibit
           Number    Description of Document

            3.1*     Articles of Association of the Registrant, as amended.

            3.2*     Memorandum of Association of the Registrant, as amended.

            3.3* Certificate of Incorporation of the Registrant, as currently in effect.

            4.1* Form of Deposit Agreement among the Registrant, Banker's Trust Company, and holders from time to time of American Depositary Receipts issued thereunder (including, as an exhibit, the form of American Depositary Receipt).

            4.2*     Registrant's Specimen Certificate for Equity Shares.


* Incorporated by reference to the Exhibits of the same number to the Registrant's F-1 Registration Statement.
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Signature

   Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



Dated:  February 11, 1999         INFOSYS TECHNOLOGIES LIMITED

                                  By: /s/ T.V. Mohandas Pai
                                     ------------------------------------------
                                      T.V. Mohandas Pai
                                      Senior Vice President and Head - Finance
                                      And Administration (Principal Financial
                                      and Accounting Officer)
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                                 EXHIBIT INDEX


Exhibit
-------
Number     (Description of Document)
------     -------------------------

  3.1*     Articles of Association of the Registrant, as amended.

  3.2*     Memorandum of Association of the Registrant, as amended.

  3.3* Certificate of Incorporation of the Registrant, as currently in effect.

  3.3* Form of Deposit Agreement among the Registrant, Banker's Trust Company, and holders from time to time of American Depositary Receipts issued thereunder (including, as anexhibit, the form of American Depositary Receipt).

  4.2*     Registrant's Specimen Certificate for Equity Shares.


* Incorporated by reference to Exhibit 4.2 to the Registrant's Registration Statement on Form F-1 filed with the Commision on February 11, 1999.